Exhibit 25.01
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

ENTERGY CORPORATION
 (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1229752 (I.R.S. Employer Identification No.)

639 Loyola Avenue New Orleans, Louisiana (Address of principal executive offices)	70113 (Zip code)

_____________________________

Debt Securities
(Title of the indenture securities)

Item 1.                      General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.   Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate
Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

 SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 23rd day of August, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

_/s/ Richard Prokosch
Richard Prokosch
Vice President

EXHIBIT 6

August 23, 2013

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

_/s/ Richard Prokosch
Richard Prokosch
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$ 17,427
Interest-bearing balances	119,728
Securities:
Held-to-maturity securities	0
Available-for-sale securities	217,652
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	85
Securities purchased under agreements to resell	24,809
Loans and lease financing receivables:
Loans and leases held for sale	23,419
Loans and leases, net of unearned income	754,323
LESS: Allowance for loan and lease losses	13,809
Loans and leases, net of unearned income and allowance	740,514
Trading Assets	32,173
Premises and fixed assets (including capitalized leases)	7,595
Other real estate owned	3,068
Investments in unconsolidated subsidiaries and associated companies	595
Direct and indirect investments in real estate ventures	9
Intangible assets
Goodwill	21,549
Other intangible assets	21,842
Other assets	54,073
Total assets	$1,284,538

LIABILITIES
Deposits:
In domestic offices	$924,162
Noninterest-bearing	247,984
Interest-bearing	676,178
In foreign offices, Edge and Agreement subsidiaries, and IBFs	87,482
Noninterest-bearing	614
Interest-bearing	86,868
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	13,062
Securities sold under agreements to repurchase	14,800
Trading liabilities	17,166
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	35,971
Subordinated notes and debentures	19,943
Other liabilities	33,096
Total liabilities	$1,145,682

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,952
Retained earnings	31,046
Accumulated other comprehensive income	3,291
Other equity capital components	0

Total bank equity capital	137,808
Noncontrolling (minority) interests in consolidated subsidiaries	1,048

Total equity capital	138,856

Total liabilities, and equity capital	$1,284,538

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

      Timothy J. Sloan
        EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Michael Loughlin                                                                Directors
John Stumpf
Avid Modjtabai